Exhibit 99.1

Popular Announces Leadership Transition

President and Chief Executive Officer Javier D. Ferrer to Retire

Executive Vice President and Chief Financial Officer Jorge J. García

Appointed President and Chief Executive Officer

Lidio V. Soriano Appointed Executive Vice President and Chief Financial Officer

Luis F. Sousa Appointed Executive Vice President and Chief Risk Officer

July 23, 2026

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (“Popular” or the “Company”) (NASDAQ: BPOP) announced today that Javier D. Ferrer, the Company’s President and Chief Executive Officer, will retire effective August 31, 2026. Jorge J. García, the Company’s Executive Vice President and Chief Financial Officer, will succeed Ferrer as President and Chief Executive Officer and a member of the Board.

In connection with this appointment, Lidio V. Soriano, Executive Vice President and Chief Risk Officer, has been named Executive Vice President and Chief Financial Officer and Luis F. Sousa, Senior Vice President and head of the Credit Risk Management Division, has been named Executive Vice President and Chief Risk Officer, effective September 1, 2026.

Richard L. Carrión, Chairman of Popular’s Board of Directors, said, “On behalf of the Board, I would like to extend our gratitude to Javier for his years of leadership and dedication to Popular. Since Javier joined the Company in 2014, he helped shape our strategic direction and played a pivotal role in executing our Transformation program to provide clients with more personalized and accessible services, increase employee performance and satisfaction and generate sustainable profitable growth and value for our shareholders. We wish him all the best in his well-deserved retirement.”

“Jorge is an experienced executive and tenured member of Popular’s leadership team, having served in executive roles for more than a decade,” Carrión added. “His financial acumen and genuine concern for Popular and its people have earned him the respect and trust of colleagues across the Company. He has a deep understanding of our business and our industry, and the Board is confident in his ability to seamlessly step into this role and continue shaping our strategy moving forward.”

Carrión continued, “Lidio brings the ideal combination of experience, judgment, and financial leadership to the role of CFO. As Chief Risk Officer, Lidio has played a key role in the Company’s capital, risk management, and strategic planning processes. We are also pleased to welcome Luis to Popular’s leadership team. During his tenure leading the Credit Risk Management Division, Luis has strengthened the Company’s credit risk management framework and oversight capabilities. His expertise and industry experience will be of great value as we continue to enhance our risk management organization. These appointments reflect a thoughtful succession plan developed by the Board and demonstrate the depth, experience, and strength of our leaders.”

Ferrer said, “It has been an honor to serve Popular and work alongside a team so deeply committed to our clients, communities and shareholders. I am especially grateful to our employees for their support, trust and dedication throughout my years at Popular. I am proud of what we have accomplished together and the momentum it creates for Popular’s future. I also want to thank Jorge for his partnership over the years. I know his leadership will guide Popular forward with strength, purpose and care. As I begin this next chapter, I look forward to focusing on my health and spending meaningful time with my family and close friends.”

García said, “I am honored by the opportunity to serve as CEO. Popular is a trusted financial partner with a long, proud history, shaped by the many leaders who have helped craft the institution it is today. I want to thank Javier for his guidance and collaboration over the years. His vision and energy have shaped our path forward in meaningful ways. I look forward to working closely with the rest of the leadership team and colleagues across the organization to build on that legacy and continue executing our strategic plan.”

About Jorge J. García

García has served as Executive Vice President and Chief Financial Officer of Popular since April 2024. Prior to this, he served in multiple other leadership roles across Popular including Senior Vice President, Corporate Comptroller and Chief Accounting Officer of Popular from 2012 to 2024; Senior Vice President and Director of Finance and Accounting of Popular Bank, Popular’s banking subsidiary in the United States, from 2009 to 2012; and Vice President of Strategic Planning and Analysis of Popular Bank from 2005 to 2009. García holds a B.B.A. in Accounting from the University of Iowa.

About Lidio V. Soriano

Soriano has served as Executive Vice President and Chief Risk Officer of Popular since 2011. Prior to joining Popular, he served for 17 years as Head of Commercial and Construction Mortgage and Head of Interest Rate Risk, among other positions, for other banks in Puerto Rico. Soriano holds a B.Sc. in Computer Engineering from Cornell University and an M.B.A from Tulane University.

About Luis F. Sousa

Sousa has served as Senior Vice President and head of the Credit Risk Management Division since 2019. Prior to this, he was a Vice President in the Credit Risk Management Division leading the Quantitative Analysis and the Puerto Rico Commercial Credit Risk teams, among others. He has over 20 years of experience in the financial industry and has held positions in areas such as Audit and Risk. Sousa holds a B.B.A. in Accounting from the University of Puerto Rico.

Second Quarter 2026 Financial Results

In a separate press release issued today, Popular reported second quarter 2026 financial results. The Company will hold a conference call to discuss the financial results today at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Company’s website: www.popular.com.

Following the live webcast, a replay will be archived in the investor relations section of Popular’s website.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands, as well as auto and equipment leasing and financing in Puerto Rico. Popular also offers broker-dealer and insurance services in Puerto Rico through specialized subsidiaries. In the mainland United States, Popular provides retail and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Company’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, the receipt of necessary regulatory approvals, including for dividends by the Company’s subsidiaries, and the timing of those regulatory approvals, new regulatory requirements or accounting standards on the Company’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, such as extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its Transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, our ability to execute capital actions, including with respect to share repurchases and dividends, the imposition of additional or special FDIC assessments, or increases thereto, the occurrence of any cyber-security event, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions, the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks, and changes in and uncertainty regarding federal funding, tax and trade policies, rulemaking, supervision, examination and enforcement priorities of the federal administration. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Company’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2025, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the Securities and Exchange Commission. Our filings are available on the Company’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Company assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com